Exhibit 23.3
CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM
We consent to the inclusion in this statement on Form SB-2, Amendment No. 1 of our Report, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, dated March 29, 2005, on our audits of the financial statements of Allergy Control Products, Inc., as of December 31, 2004 and 2003, and for the years ended December 31, 2004 and 2003. We also consent to the reference to our firm under the caption “Experts.”
       /s/ Venman & Co. LLC
Shelton, Connecticut
October 11, 2005